SECURITIES AND EXCHANGE COMMISSION

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                          AMENDMENT NO. 1 TO FORM SB-2



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              Elite Cosmetics, Inc.
              (Exact Name of Small Business Issuer in its Charter)

        DELAWARE                                             68-0605151
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                               Classification Code)

                            107 St. Patrick's Street
                            Donaldsonville, LA 70346
                                  225-473-7578

             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)



            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                            Amount to be    Proposed Maximum  Proposed Maximum
                                            Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                                      Offering Price    Offering Price     Registration fee
Securities to be Registered                                 per share
-------------------------------             --------------- ----------------- ----------------- -----------------
Common Stock, par value $0.001               470,000          $0.03            $14,100.00           $1.65

Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price at which shares were sold to our shareholders in a private placement memorandum. The price of $0.03 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED August 30, 2005


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                              Elite Cosmetics, Inc.
                                 470,000 Shares
                                  COMMON STOCK


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 470,000 shares of our common stock will be sold by selling security holders at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The Purchase Of The Securities Offered Through This Prospectus Involves A High Degree Of Risk. You Should Carefully Consider The Factors Described Under The Heading "Risk Factors" Beginning On Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The Date Of This Prospectus Is: ______________.

                                TABLE OF CONTENTS





Summary Financial Data Schedule                                             1

RISK FACTORS                                                                2

Use of Proceeds                                                             5

Determination of Offering Price                                             5

Dilution                                                                    6

Selling Shareholders                                                        7

Plan of Distribution                                                        8

Legal Proceedings                                                           8

Directors, Executive Officers, Promoters and Control Persons                8

Security Ownership of Certain Beneficial Owners and Management              9

Description of Securities                                                   9

Interests of Named Experts and Counsel                                     10

Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                10

Organization Within Last Five Years                                        11

Description of Business                                                    11

Plan of Operation                                                          13

Description of Property                                                    15

Certain Relationships and Related Transactions                             15

Market for Common Equity and Related Stockholder Matters                   15

Executive Compensation                                                     16

Available Information                                                      16

Index to Financial Statements                                        F-1 to F-15


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                                ABOUT OUR COMPANY



We were incorporated under the laws of the State of Delaware on August 25, 2004, under the name Edmonds 4, Inc. (the "Company"), for the purpose of finding a suitable business in which to invest. On March 25, 2005, (the "Effective Date") pursuant to the terms of a Stock Purchase Agreement, Glen Landry purchased 100,000 shares of our issued and outstanding common stock from Richard Neussler, the sole officer, director and shareholder of the Company. At such time Glen Landry was appointed as our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

As a result of this change in control, we have changed our business plan to the production of cosmetics and creams. Specifically we have developed of an under-eye cream that will reduce the signs of aging, such as lines and puffiness. The Company will pursue the development of other cosmetic products in the future. On April 8, 2005, we amended our Articles of Incorporation to change our name to Elite Cosmetics, Inc. to better reflect our business plan.

We currently have only two employees, and we are controlled by a majority shareholder, Glen Landry, who is also an officer and director. Mr. Landry beneficially owns 99% of our outstanding stock. Our auditors have issued a going concern qualification in their opinion letter. In addition, our accumulated deficit as of April 30, 2005 is $852,850.00.

We did not have any operating income from inception (August 19, 2004) through April 30, 2005 and during this time we recognized a net loss of $852,850. We have had no general and administrative expenses from inception. Our expenses from inception were comprised of stock compensation paid to our sole officer and director.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.03 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (August 19, 2004) through October 31, 2004, are derived from our audited financial statements. The Statement of Operations and Balance Sheet dated from inception (August 19, 2004) through April 30, 2005 are derived from our unaudited financial statements.

                                  From Inception-            From Inception
                              August 19, 2004 through    August 19, 2004 through
                                  April 30, 2005           October 31, 2004
                                    (unaudited)               (audited)
STATEMENT OF OPERATIONS


Revenues                             $       0              $      0
Net Income                           $(852,850)             $      0
Total Operating Expenses             $       0              $      0
Accumulated Deficit                  $(852,850)             $   (850)


                                       1

                                        As of                 As of
                                    April 30, 2005       October 31, 2004
                                     (unaudited) (audited)
BALANCE SHEET DATA

Cash                                  $  4,500              $      0
Total Assets                          $  4,500              $      0
Total Liabilities                     $      0              $    500
Stockholders' Equity (Deficiency)     $  4,500              $   (500)

                              WHERE YOU CAN FIND US

Our corporate offices are located at 107 St. Patrick's Street Donaldsville, LA 70346. Our telephone number is (225) 473-7578.

Our internet address is www.elitecosmetics.net. The majority of information on this website is promotional and is thus not disclosed in nor should be deemed a part of this registration statement. The information on our website has not been reviewed by the SEC.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.


RISKS RELATING TO THE COMPANY

We Have A Limited Operating History That You Can Use To Evaluate Us, And The Likelihood Of Our Success Must Be Considered In Light Of The Problems, Expenses, Difficulties, Complications And Delays Frequently Encountered By A Small Developing Company.

We were incorporated in Delaware in August of 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.


The Limited Amount Of Cash In Our Bank Account Could Result In The Cessation Of Our Operations Due To Our Possible Inability To Purchase Raw Materials With Which To Manufacture Our Products.

As of our April 30, 2005, we had a cash balance of only $4,500. There are numerous negative ramifications to having limited cash on hand. Specifically, this could cause us to lose our employees for failure to pay salaries on a timely basis. In addition, we might not be able to pay our accounts payable. This may result in the cessation of our business.


We Have A History of Operating Losses And There Can Be No Assurances We Will Be Profitable In the Future.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses attributable to common shareholders of $852,850 since our inception. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2005. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.


We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $100,000 to commence our planned operations over the next twelve months and we anticipate requiring additional funds in order to significantly expand our operations once we commence them. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Our Auditor Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated any revenue to date. We have incurred a net loss of $852,850, and an accumulated deficit of $852,850. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

Our Future Success Is Dependant, In Part, On The Performance And Continued Service Of Glen Landry, Our Sole Officer and Director. Without His Continued Service, We May Be Forced To Interrupt Or Eventually Cease Our Business.

We are presently dependent to a great extent upon the continued services of Glen Landry, our sole officer and director. Mr. Landry controls all operations of our business and we do not have any possible successors should Mr. Landry's service cease. We currently do not have an employment agreement with Glen Landry. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

Glen Landry's Control May Prevent You From Causing A Change In The Course Of Our Operations And May Affect The Price Of Our Common Stock.

Glen Landry beneficially owns approximately 99% of our common stock. Accordingly, for as long as Mr. Landry continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.


Our Success Depends Upon Our Ability To Attract And Hire Key Personnel. Our Inability To Hire Qualified Individuals Will Negatively Affect Out Business, And We Will Not Be Able To Implement Or Expand Our Business Plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees, specifically employees skilled in the field of Cosmetology. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Also, we have not generated sufficient revenue as of this date to make competitive offers to qualified personal. If we are unable to retain such employees, we will not be able to expand our business plan.

Our Chief Executive Officer, Glen Landry, Has No Previous Experience In The Cosmetics Industry, Or Any Prior Experience As the Chief Executive Officer Of A Public Company, Which May Cause Our Business To Develop At A Slower Rate Than Our Competitors.

Mr. Landry has never operated a cosmetics company and has no formal education in Cosmetology. His experience is based on mixing cosmetics with his wife, beginning in 2003. Though Mr. Landry did gain management experience in his prior career, this will be his first experience as chief executive officer of a public company.

Our Industry Is Saturated With Established Companies Who Already Have a Loyal Customer Base. If We Are Unable To Draw A Sufficient Customer Base, We May Have To Limit or Halt Our Business Operations.

The cosmetics industry contains many large companies who have a loyal customer base. Brand loyalty can play a large factor when customers determine which brand of cosmetics to purchase. Thus, it may take several years before we are able to develop similar loyalty among our prospective customers, and will accordingly be difficult to convince customers to part with their current preferred brand with respect to our specific product.

The Cosmetics Industry is Heavily Dependant on Advertising. Our Current Cash Position Will Limit Our Ability To Advertise To The Extent Our Competition Does. If We Are Unable To Compete Effectively In The Industry, We May Be Forced to Cease Our Business Activities.

Companies in the cosmetics industry depend heavily on both television and print advertisements to create customer awareness of both their brands and specific products. Until we are able to obtain significant financing, we realistically will not be able to participate in such forms of advertising. Currently our advertising plans consist only of means available through the internet. Accordingly, we will be at a competitive disadvantage with those companies who are able to significantly advertise their brands and products.

Our Sole Officer And Director, Glen Landry Has No Experience Or Training In Marketing. If We Are Unable To Develop An Effective Marketing Strategy, We May be Forced to Cease Operations.

Mr. Landry has no formal experience or training in the marketing field. Developing an effective marketing strategy is essential to the growth of our business and to our ability to become profitable. If we are not able to develop an effective marketing plan, we may be forced to cease all business activities.

RISKS RELATING TO OUR STOCK

The Offering Price Of The Shares Was Arbitrarily Determined, And Therefore Should Not Be Used As An Indicator Of The Future Market Price Of The Securities. Therefore, The Offering Price Bears No Relationship To The Actual Value Of The Company, And May Make Our Shares Difficult To Sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.03 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Elite Cosmetics, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There Is No Assurance Of A Public Market For Our Stock Or That Our Common Stock Will Ever Trade On A Recognized Exchange. Therefore, You May Be Unable To Liquidate Your Investment In Our Stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We Do Not Expect to Pay Dividends and Investors Should Not Buy Our Common Stock Expecting to Receive Dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.


Our Common Stock Is Considered A Penny Stock, Which Is Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.


                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.


                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement held in May 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.



                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of August 30, 2005 with respect to compensation plans under which our equity securities are authorized for issuance:


                                        (a)                     (b)                   (c)
                                -----------------------   -------------------    ----------------------------
                                Number of securities to   Weighted-average       Number of securities
                                be issued upon exercise   exercise price of      remaining available for
                                of outstanding options,   outstanding options    future issuance under equity
                                warrants and rights       warrants and rights    compensation plans
                                                                                 (excluding securities
                                                                                 reflected in column (a))

Equity compensation                      None

plans approved by

security holders



Equity compensation                      None

plans not approved

by security holders

    Total                                None


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 370,000 shares of our common stock held by 35 shareholders who purchased shares in our Regulation D Rule 506 offering in May 2005. We are also registering 100,000 shares held by Glen Landry, our sole officer and director.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 30, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                          Shares of
Name of selling stockholder           Shares of common      common      Shares of common    Percent of
                                    Stock owned prior    stock to be      stock owned      common stock
                                       to offering           sold       after offering      owned after
                                                                                             offering
-----------------------------------------------------------------------------------------------------------------
Kerry Albert Sr.                             10,000            10,000                     0                     0
Keith A. Bell                                20,000            20,000                     0                     0
Fess Becnel                                  10,000            10,000                     0                     0
Yvonne L. Becnel                             10,000            10,000                     0                     0
Gloria Brannon                               10,000            10,000                     0                     0
John Brown                                   10,000            10,000                     0                     0
Henry Carter                                 10,000            10,000                     0                     0
Phyllis L. Duhe                              10,000            10,000                     0                     0
Steven P. Duhe                               10,000            10,000                     0                     0
Trent M. Duhe                                10,000            10,000                     0                     0
Charlie Gabriel                              20,000            20,000                     0                     0
David Gardner                                10,000            10,000                     0                     0
Kenneth J. Gibson                            10,000            10,000                     0                     0
Karl A Grows, Sr.                            10,000            10,000                     0                     0
La Ray Hidalgo                               10,000            10,000                     0                     0
Christopher Johnson, Sr.                     10,000            10,000                     0                     0
Christopher Johnson, Jr.                     10,000            10,000                     0                     0
Adam Joseph                                  10,000            10,000                     0                     0
David Kozminski, Jr.                         10,000            10,000                     0                     0
David Kozminski, Sr.                         10,000            10,000                     0                     0
Dawn Landry (1)                              10,000            10,000                     0                     0
Clailee A. Landry (2)                        10,000            10,000                     0                     0
Glen Landry (3)                          28,500,000           100,000            28,400,000                   100%
Gloria Mayho                                 10,000            10,000                     0                     0
Kevin Mayho                                  10,000            10,000                     0                     0
Jerry McKinley                               10,000            10,000                     0                     0
Lisa M. Melancon                             10,000            10,000                     0                     0
Amber Nash                                   10,000            10,000                     0                     0
John T. Shaffer                              10,000            10,000                     0                     0
Dewayne N. Reeves                            10,000            10,000                     0                     0
Dustin Tomlinson                             10,000            10,000                     0                     0
Glenda Tomlinson                             10,000            10,000                     0                     0
Hoyt Dewain Tomlinson                        10,000            10,000                     0                     0
Jerry Washington                             10,000            10,000                     0                     0
Keith Wells                                  10,000            10,000                     0                     0
Everett C. Wise                              10,000            10,000                     0                     0

 (1) Dawn Landry is married to Glen Landry, our sole officer and Director. She is currently employed by us on a volunteer basis.

(2) Clailee A. Landry is the mother of Glen Landry, our sole officer and director.

(3) Glen Landry received these shares in exchange for executive services provided to us.

To our knowledge, except for Glen Landry, our sole officer and director, and Dawn Landry, our employee and Mr. Landry's spouse and mother, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.


                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.03 until a market develops for the stock, if ever.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
          o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o through direct sales to purchasers or sales effected through agents, o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.


                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our sole executive officer and director and his age as of August 30, 2005 is as follows:

NAME                            AGE        POSITION
----                            ---        -------------------------------
Glen Landry                      35        President, Chief Executive Officer,
                                           Chief Financial Officer, Chairman
                                           of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

GLEN LANDRY is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. In 1994 he commenced employment with Elmwood Marine, Inc. a subsidiary of American Electric Power Company, Inc. (AEP). Elmwood Marine, Inc. is a barge repair and cleaning facility located on the Mississippi River in Convent, Louisiana. Mr. Landry has been employed with Elmwood Marine as a manager and supervisor for the Company. His responsibilities include enforcing and ensuring compliance with safety precautions, surveying and inspecting barges and barge wing tanks, overseeing daily operations of employees and performing quality control checks. Mr. Landry works 40 hours per week at Elmwood Marine. Mr. Landry currently spends approximately 35 hours per week on our business. However, Mr. Landry intends to resign from Elmwood Marine once we begin generating a profit so that he can devote 40 hours per week to the Company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Promoters

Richard Neussler was our sole officer and director prior to the change in control and may be deemed to be a promoter. Mr. Neussler currently has no involvement with the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of August 30, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                       Name and Address           Amount and Nature             Percent
Title of Class        of Beneficial Owner         of Beneficial Owner           of Class
--------------        -------------------         -------------------           --------
Common Stock          Glen  Landry                     28,500,000                   99%


Common Stock          All executive officers           28,500,000                   99%
                      and directors as a group

The percent of class is based on 28,870,000 shares of common stock issued and outstanding as of August 30, 2005.


                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of August 30, 2005, 28,870,000 shares of common stock are issued and outstanding and held by 36 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.


Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation currently do not authorize us to issue preferred stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any expert or counsel connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and

Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS


We were incorporated under the laws of the State of Delaware on August 19, 2004, under the name Edmonds 4, Inc. We were incorporated for the purposes of evaluating, structuring, and completing a merger with or acquisition of, prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On March 25, 2005, pursuant to a Stock Purchase Agreement, Glen Landry purchased all 100,000 of our outstanding shares from Richard Nuessler for $36,000.00, and Glen Landry was appointed as our President, Chief Executive Officer Chief Financial Officer, Secretary and Director. We then amended our Articles of Incorporation to change our name to Elite Cosmetics, Inc. As a result of the change in control, we shifted our operations to the production of cosmetics and creams, specifically we began the development and production of an under-eye cream.

                             DESCRIPTION OF BUSINESS

We are a developmental stage company that is currently implementing its business plan to become a participant in the on-line cosmetics market and eventually a producer/distributor for over-the-counter cosmetic vendors. Our President Glen Landry and his wife Dawn Landry have been involved in the business of making cosmetics since 2003. Until the change in control in March 2005, Dawn Landry made cosmetics just for herself and family members. Pursuant to the change in control, now our business purpose is to market our under eye cream, unscented body cream, and scented body cream primarily for the 30-70 year old woman demographic, and to develop additional cosmetic products. These 3 products are currently the only ones we have created, but we intend to develop additional products as our customers increase. Our business plan focuses on providing lower cost alternatives for cosmetics purchasers, and we will penetrate the cosmetics market using this strategy. We have designed and will offer products that provide benefits similar to those currently on the market at a reduced price.

Our reduced price results from our low overhead and Internet marketing strategy. In July 2005, we subscribed to Ebay, Inc., which allows us to post our products for sale online on Ebay's website. For this service, we pay a subscription fee of $7.76 for the first month, and $15.95 for each month thereafter. Additionally, we are required to pay a listing fee each month of $0.02 per item. We must also pay to Ebay 8% of the closing price on each item we sell on their website.

We also believe our policy against animal testing will appeal to much of our target market. Our products are manufactured from commonly-available ingredients offered from a variety of suppliers.

We have developed an under-eye cream that is designed to reduce the signs of aging, such as lines and puffiness. The cream is manufactured and packaged in our corporate headquarters, and sold in 1 ounce jars for $24.95. The product is currently available on our website. We conducted an informal survey of ten women between the ages of 30. We gave free samples of our under-eye cream to women who worked in the local area in banks, supermarkets, and malls. After thirty days of product use, we followed up with the women in our survey and asked them if they noticed diminution of lines and puffiness around the eyes. All ten of the women surveyed claimed to notice a reduction in the appearance of lines and puffiness around the eyes. None of the women in our survey had any relationship with us, our officers, or our shareholders. We believe this product will be successful due to the increasing age of the populous "baby boomer" generation, who may develop interest in products that reduce the signs of aging.

We have also developed an Unscented as well as a Scented (Strawberry/Vanilla) Body Cream that conditions and beautifies one's skin. The creams are meant to be applied daily as needed. Those who have sampled both the scented and unscented body creams were also informally surveyed and indicated that use of the product moisturized and improved the texture of the skin. (Both surveys were done by our officers. We do not make any representations as to the adequacy of the survey process nor the statistical adequacy of the methods employed in our sampling.) These creams does not focus on a particular age bracket but rather are designed for use by women and possibly men of all ages.

To develop our products, we buy semi-mixed cream from our wholesaler for a little under $8.00 per unit and mix it with purified water. This gives us a rich creamy base to add the cosmetics grade fragrances for our scented creams or vitamin A and D for our under-eye cream. After we buy the ingredients from the wholesaler and pay shipping charges the total cost is approximately $20 per unit. The mixture unit produces 20 to 22 ounces of product. These products are each sold on our website in 1 ounce jars. The unscented version is sold for $19.95; the scented: $21.95. Both the unscented and scented versions of our Body Cream are available for sale on our website. We learned how to make the products by researching various cosmetics books such as Anti-Wrinkle Treatments for Perfect Skin, and Making Aromatherapy Creams & Lotions.

Currently our business plan anticipates strong profit margins per unit sold due to our low manufacturing costs. This margin will be diminished once our advertising expenditures increase. To date, we have not sold any of our product units.

Government Regulation

The two main laws pertaining to cosmetics marketed in the United States, and applicable to our business operations, are the Federal Food, Drug, and Cosmetic Act (FDCA) and the Fair Packaging and Labeling Act (FPLA). Violations of these laws would subject us to regulatory action.

The FDCA prohibits the marketing of adulterated or misbranded cosmetics in interstate commerce. Under the FDCA, a cosmetic is adulterated if:

     o "it bears or contains any poisonous or deleterious substance which may render it injurious to users under the conditions of use prescribed in the labeling thereof, or under conditions of use as are customary and usual" [with an exception made for hair dyes];
     o "it consists in whole or in part of any filthy putrid, or decomposed substance";
     o "it has been prepared, packed, or held under insanitary conditions whereby it may have become contaminated with filth, or whereby it may have been rendered injurious to health";
     o "its container is composed, in whole or in part, of any poisonous or deleterious substance which may render the contents injurious to health"; or
     o except for hair dyes, "it is, or it bears or contains, a color additive which is unsafe within the meaning of section 721(a)" of the FD&C Act. (FD&C Act, sec. 601)


Under the FDCA, a cosmetic is misbranded if:

     o    "its labeling is false or misleading in any particular";
     o    its label does not include all required information;
     o    the required information is not adequately prominent and conspicuous;
     o    "its container is so made, formed, or filled as to be misleading";
     o it is a color additive, other than a hair dye, that does not conform to applicable regulations issued under section 721 of the FD&C Act; and
     o "its packaging or labeling is in violation of an applicable regulation issued pursuant to section 3 or 4 of the Poison Prevention Packaging Act of 1970." (FD&C Act, sec. 602)

In addition, under the authority of the FPLA, FDA requires an ingredient declaration to enable consumers to make informed purchasing decisions.

Marketing/Distribution

Initially we will market our products exclusively through the Internet. We have arranged to participate in a live interview(s) on an Internet radio show listed at http://cfrn.net/ (The Christian Financial Radio Network). We have completed a beta web site and intend to get it listed on major search engines so we can begin building a larger market for our cosmetics. We have secured the domain name www.elitecosmetics.net, which is now operational. We intend to sell through other mediums such as over the counter cosmetic vendors. We have not yet devised a strategy on how to implement this line of distribution.

Our web page provides a link to ebay.com, where our products can be purchased. We will distribute our products in this manner until we are able develop more comprehensive means of distribution.

Competition

Our primary competition derives from other online cosmetics companies. There are approximately 50 to 60 major online cosmetics websites, and several hundred sites overall. Based on our analysis, we are a comparatively smaller company with respect to sales volume and capital within this industry. Presently the market is very segmented with clinique.com widely considered a industry leader. Other larger competitors include marykay.com, maccosmetics.com, and benefitcosmetics.com, and their respective parent companies. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset or at least lessen the effects of any such competitive advantages by offering products that are superior or similar in quality but lower in price and by launching an effective marketing campaign.

Employees

As of August 30, 2005, we have one full-time employee.

Dawn Landry assists us on a volunteer basis in an administrative role. We also rely on her to mix our cosmetics. Although she has informally studied cosmetology on an individual basis, she has not been formally trained by any certified cosmetology institute. She is also in charge of ordering cosmetics that come semi-mixed, to which she adds purified water and cosmetics grade fragrance. Since we have not yet recorded any profits Dawn Landry does not get paid for this service.

We anticipate additional hires once we have generated enough revenue to cover salary expenses.

Intellectual Property

On March 28, 2005, we applied for registration of the trademark "Elite Cosmetics." Our trademark application is currently pending.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

    * Prepare and execute a marketing plan to increase our sales of cosmetics. We presently have a web page listed at www.elitecosmetics.net with 3 products on it. Within thirty to sixty days, we intend to develop a comprehensive marketing plan through the efforts of our president Mr. Landry. However, if we are operating at a profit, we will consider hiring a consultant to expand and improve on our marketing plan. We expect to spend approximately $10,000 on marketing in the fourth quarter of 2005, primarily in the areas of advertising and sponsored links through Google, Yahoo, and other similar targeted keyword programs. We also anticipate advertising on internet radio web pages such as http://cfrn.net/, http://ibcradio.com/, and others. Although we currently do not have enough cash to satisfy this objective, our President and CEO Glen Landry has agreed to loan us the money.

    * In ninety days we anticipate implementing a major upgrade to the www.elitecosmetics.net website. We have already had some initial discussions with several programmers about enhancements that can be made to the website such as selling our cosmetics directly through our web page, as oppose to distributing our product via Ebay. Such an upgrade would cost approximately $2,000 to $2,500, and would be paid out of the funds raised in our private placement.

    * In the fourth quarter of 2005, we intend to develop additional cosmetics, such as lip plumpers and lip gloss through the efforts of Mr. Landry and his wife. We hope to launch several other websites as well. With the help of web programmers, we believe we can launch one to three additional websites within six to nine months for a cost of $5,000 to $10,000. We will work to enter into negotiations with other companies such as Wal-Mart, K-Mark, Walgreens, and so on. To date, we have not entered into any discussions with such vendors.

     * By early 2006 will make efforts to form partnership programs, where we will sell our cosmetics at a wholesale price to larger corporations, who in turn will distribute our products to their customers. However, we have not yet entered into any negotiations regarding such programs.

     * By early 2006 we intend to hire a cosmetologist to assist in the development of more cosmetics. We anticipate paying either an annual salary, or hourly fee to a dedicated cosmetologist based upon the workload required.

    * In early 2006 we anticipate establishing a mailing list of loyal customers and over the counter cosmetic vendors.

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. We will need a minimum of $100,000 to maintain our operations and a minimum of $200,000 to execute our business plan over the next twelve months. We currently do not have enough cash to satisfy our minimum cash requirements for the next twelve months to maintain our operations. We will require additional funds to increase marketing, to expand operations, to purchase additional raw materials and for further development of our website. No significant purchases of equipment are anticipated; however, a substantial surge in traffic could necessitate the purchase of additional servers.

Glen Landry, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding. There is no set amount that Glen Landry has agreed to fund although such amount will be enough to cover our costs for our operations until additional funds become available. Although Mr. Landry has assured us that he will cover the costs of operations, we have no legal recourse if he fails to do so. Once this prospectus has been declared effective, we will attempt to raise additional funds though either debt or equity financing.

In June 2005, we borrowed $63,528.65 from our president Mr. Landry to cover our legal and accounting expenses, to purchase the ingredients for our products, and for general working capital. On June 29, 2005, we borrowed an additional $10,000 from Mr. Landry for marketing purposes.

We have had no revenues or cost of revenues from our inception until the quarter ending April 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

Our unaudited balance sheet as of April 30, 2005 reflects assets of $4500 consisting of cash of $4500 and total liabilities of $0.00.

In June 2005, we borrowed $63,528.65 from our president Mr. Landry to cover our legal and accounting expenses, to purchase the ingredients for our products, and for general working capital. On June 29, 2005, we borrowed an additional $10,000 from Mr. Landry for marketing purposes.


Cash and cash equivalents from inception to date have been sufficient to cover expenses involved in starting our business. We will require additional funds to implement and expand our business plan.


GOING CONCERN CONSIDERATION

As reflected in the accompanying financial statements, we are in the development stage with no operations. This raises substantial doubt about our ability to continue as a going concern. Our ability of the Company to continue as a going concern is dependent on our ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

                             DESCRIPTION OF PROPERTY

Our property consists of 300 square feet of office space within Mr. Landry's home at 107 St. Patrick, Donaldsonville, La. 70346. We sublease such space for no charge from Glen Landry, and we currently have no written agreement with Mr. Landry, our sole officer and director. We have ample space to take orders, mix, pack, store, and ship our products. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space. In the city of Donaldsonville, a small business license or a loading zone license is not required for internet based businesses.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 107 St. Patrick Street, Donaldsville, LA, 70346. We sublease such space for no charge from Glen Landry, our sole officer and director. We do not have a written agreement with Mr. Landry for the leasing of such space.

On June 25, 2005, Glen Landry loaned our company $63,528.65, at an interest rate of the prime rate plus one percent. This loan is a demand loan. On June 29, 2005, our president Glan Landry agreed to loan us an additional $10,000, at an interest rate of 3% for marketing purposes. This is a demand loan.

During 2004, we issued 100,000 shares of common stock to our founder Mr. Neussler, for payment of $100 in expenses ($0.0001 per share).

On March 25, 2005, Glen Landry purchased all 100,000 of our outstanding shares from Richard Nuessler for $36,000.00. On such date Richard Neussler resigned as President, CEO and Director. Glen Landry was appointed as our President, Chief Executive Officer Chief Financial Officer, Secretary and Director.

In March 2005, we issued 28,400,000 shares of common stock to Glen Landry for services valued at $852,000 based on recent cash offering prices ($0.03 per share).

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

Our common stock is not currently traded on any stock exchange duly authorized and regulated by foreign or domestic law. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the OTC Bulletin Board, there is no assurance that we can satisfy the current listing standards.

Holders of Our Common Stock

As of August 30, 2005, we have 36 shareholders holding an aggregate of 28,870,000 shares of our common stock. As of August 30, 2005, we have no options outstanding convertible into shares of our common stock.

Rule 144 Shares

As of August 19, 2005, 100,000 shares owned by Mr. Glen Landry will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2006, the 28,400,000 shares issued to Mr. Glen Landry for services will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.
After May 2006, the 370,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 28,870,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until August 30, 2005.

                        ANNUAL COMPENSATION                                                 LONG TERM COMPENSATION
                                                                       RESTRICTED OPTION
                                                     OTHER ANNUAL        STOCKS/PAYOUTS        SARS         LTIP        ALL OTHER
NAME             TITLE     YEAR   SALARY    BONUS     COMPENSATION           AWARDED           ($)       COMPENSATION   COMPENSATION
----             -----     ----   ------    -----     ------------           -------          -----      ------------   ------------
Glen Landry    President   2005  $00.00(1)    0            0             28,400,000 shares
               CEO and                                                   of common stock (2)
               Chairman

 (1) We currently do not pay our sole officer and director for his services. We anticipate providing an annual salary for him as soon as we have generated a profit of at least $100,000.

 (2) In March 2005, we issued 28,400,000 shares of common stock to Glen Landry for services valued at $852,000 based on recent cash offering prices ($0.03 per share).


Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Glen Landry, our Chief Executive Officer, President, and Chairman of the Board of Directors. Nor do we have any other employment or consulting agreements with any other individuals.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N. E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                              AS OF APRIL 30, 2005
                                   (UNAUDITED)

                             ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE               F-1      CONDENSED BALANCE SHEET AS OF APRIL 30, 2005
                            (UNAUDITED)

PAGE               F-2      CONDENSED  STATEMENTS OF  OPERATIONS  FOR THE THREE
                            AND SIX MONTHS ENDED APRIL 30, 2005 AND FOR THE
                            PERIOD FROM AUGUST 19, 2004 (INCEPTION) TO APRIL
                            30, 2005 (UNAUDITED)

PAGE               F-3      CONDENSED  STATEMENTS OF CHANGES IN STOCKHOLDERS'
                            EQUITY FOR THE PERIOD FROM AUGUST 19,
                            2004 (INCEPTION) TO APRIL 30, 2005 (UNAUDITED)

PAGE               F-4      CONDENSED  STATEMENTS OF CASH FLOWS FOR THE SIX
                            MONTHS ENDED APRIL 30, 2005 AND FOR THE
                            PERIOD FROM AUGUST 19, 2004 (INCEPTION) TO APRIL
                            30, 2005 (UNAUDITED)

PAGES           F-5 F- 7    NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET
                              AS OF APRIL 30, 2005
                                   (UNAUDITED)

                                                     ASSETS

CURRENT ASSETS
  Cash                                                                                        $            4,500
                                                                                              -------------------

TOTAL ASSETS                                                                                  $            4,500
------------                                                                                  ===================


                                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL LIABILITIES                                                                             $                -

STOCKHOLDERS' EQUITY
  Common stock, $0.0001 par value, 100,000,000 shares authorized, 28,650,000 shares
   issued and outstanding                                                                                  2,865
  Additional paid in capital                                                                             854,485
  Accumulated deficit during development stage                                                          (852,850)
                                                                                              -------------------
        Total Stockholders' Equity                                                                         4,500
                                                                                              -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                    $            4,500
------------------------------------------                                                    ===================


            See accompanying notes to condensed financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                      For the Three Months       For the Six Months        For the Period From
                                                                                                             August 19, 2004
                                                              Ended                     Ended             (Inception) to April
                                                         April 30, 2005            April 30, 2005               30, 2005
                                                      ----------------------     --------------------     ----------------------

    OPERATING EXPENSES
      Stock compensation                              $             852,000      $           852,000      $             852,000
      General and administrative                                          -                      250                        850
                                                      ----------------------     --------------------     ----------------------
            Total Operating Expenses                                852,000                  852,250                    852,850
                                                      ----------------------     --------------------     ----------------------

    LOSS FROM OPERATIONS                                           (852,000)                (852,250)                  (852,850)

    Provision for Income Taxes                                            -                        -                          -
                                                      ----------------------     --------------------     ----------------------

    NET LOSS                                          $            (852,000)     $          (852,250)     $            (852,850)
                                                      ======================     ====================     ======================

     Net loss per share - basic and diluted           $               (0.11)   `               (0.19)
                                                      ======================     ====================
    Weighted average number of shares outstanding
     during the period - basic and diluted                        8,027,753                4,455,635
                                                      ======================     ====================

            See accompanying notes to condensed financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM AUGUST 19, 2004 (INCEPTION) TO APRIL 30, 2005
                                   (UNAUDITED)


                                                                                               Accumulated
                                                                         Additional           Deficit During
                                        Common Stock                      Paid-In              Development
                                 Shares              Amount               Capital                  Stage                 Total
                             ----------------   ----------------      ----------------       ----------------       ----------------

Stock issued to founders for
expenses ($0.0001 per share)         100,000    $            10    $               90        $             -        $           100

Net loss for the period from
August 19, 2004 (inception)
to October 31, 2004                        -                  -                     -                   (600)                  (600)
                             ----------------   ----------------      ----------------       ----------------       ----------------

Balance, October 31, 2004            100,000                 10                    90                   (600)                  (500)

Common stock issued for
services ($0.03 per share)        28,400,000              2,840               849,160                     -                 852,000

Common stock issued for
cash ($0.03 per share)               150,000                 15                 4,485                     -                   4,500

In-kind contribution                       -                  -                   750                     -                     750

Net loss for the six months
ended April 30, 2005                       -                  -                     -               (852,250)              (852,250)
                             ----------------   ----------------      ----------------       ----------------       ----------------

BALANCE, APRIL 30, 2005           28,650,000    $         2,865       $       854,485               (852,850)                 4,500
-----------------------
                             ================   ================      ================       ================       ================

            See accompanying notes to condensed financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                          For the Period From
                                                                                For the Six Months          August 19, 2004
                                                                                    Ended                   (Inception) to
                                                                                April 30, 2005              April 30, 2005
                                                                             ---------------------       ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $           (852,250)       $           (852,850)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Stock compensation                                                                    852,000                     852,100
    In-kind contribution                                                                      750                         750
   Changes in operating assets and liabilities:
    Decrease in accounts payable                                                             (500)                          -
                                                                             ---------------------       ---------------------
         Net Cash Used In Operating Activities                                                  -                           -
                                                                             ---------------------       ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                            -                           -
                                                                             ---------------------       ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                                    4,500                       4,500
                                                                             ---------------------       ---------------------
         Net Cash Provided By Financing Activities                                          4,500                       4,500
                                                                             ---------------------       ---------------------

NET INCREASE IN CASH                                                                        4,500                       4,500

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                -                           -
                                                                             ---------------------       ---------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $              4,500        $              4,500
                                                                             =====================       =====================


            See accompanying notes to condensed financial statements.

                              ELITE COSMETICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                              AS OF APRIL 30, 2005
                                   (UNAUDITED)


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

        (A) Basis of Presentation

        The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

        It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

        During 2005, the Company changed its name from Edmonds 4, Inc. to Elite Cosmetics, Inc. to better reflect its current business operations.

        (B) Organization

        Elite Cosmetics, Inc. F/K/A Edmonds 4, Inc. (a development stage company) (the "Company") was incorporated in Delaware on August 19, 2004, and has elected a fiscal year end of October 31.

        The Company plans to market a lime of women's' cosmetics. The Company intends to market its products directly to consumers through a variety of direct marketing channels.

        Activities during the development stage include developing the corporate infrastructure, implementing the business plan, and raising capital.

        (C) Use of Estimates

        In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

        (D) Loss Per Share

        Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of April 30, 2005, there were no common share equivalents outstanding.

        (E) Business Segments

        The Company operates in one segment and therefore segment information is not presented.

        (F) Income Taxes

        The Company accounts for income taxes under the Statement of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (E) Stock-Based Compensation

        The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

NOTE 2 STOCKHOLDERS' EQUITY

        (A) Common Stock Issued for Cash

        During April 2005, the Company issued 150,000 shares of common stock to individuals for cash of $4,500 ($0.03 per share).

        (B) Stock Issued for Services

        During 2004, the Company issued 100,000 shares of common stock to its founder for payment of $100 in expenses ($0.0001 per share).

        During 2005, the Company issued 28,400,000 shares of common stock to its principal stockholder for services valued at $852,000 based on recent cash offering prices ($0.03 per share) (See Note 3).

        (D) In-Kind Contribution

        During 2005, the stockholder of the Company paid $750 of operating expenses on behalf of the Company (See Note 3).

NOTE 3 RELATED PARTY TRANSACTIONS

        A stockholder of the Company paid $750 of expenses on behalf of the Company from inception (See Note 2).

        During 2005, the Company issued 28,400,000 shares of common stock to its principal stockholder for services valued at $852,000 based on recent cash offering prices ($0.03 per share) (See Note 2).

NOTE 4 GOING CONCERN

        As reflected in the accompanying financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5 SUBSEQUENT EVENT

        During May 2005, the Company issued 220,000 shares of common stock to individuals for cash of $6,600 ($0.03 per share).

                                EDMONDS 4, INC.
                          (a development stage company)

                              FINANCIAL STATEMENTS



                             AS OF OCTOBER 31, 2004



Edmonds 4, Inc.
(a development stage company)
Financial Statements Table of Contents




FINANCIAL STATEMENTS                                                Page #


         Independent Auditor's Report                                F-8


         Balance Sheet                                               F-9


         Statement of Operations and Retained Deficit                F-10


         Statement of Stockholders Equity                            F-11


         Cash Flow Statement                                         F-12


         Notes to the Financial Statements                        F-13 to F-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors
Edmonds 4, Inc.
(a development stage company)


We have audited the accompanying balance sheet of Edmonds 4, Inc. (a development stage company), as of October 31, 2004, and the related statement of operations, equity and cash flows from inception (August 19, 2004) through October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edmonds 4, Inc. (a development stage company), as of October 31, 2004, and the results of its operations and its cash flows from inception (August 19, 2004) through October 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet commenced operations, raised capital or implemented a plan of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Gately & Associates, LLC
Certified Public Accountants
1248 Woodridge Court
Altamonte Springs, FL 32714
Tel 407-341-6942 Fax 407-540-9612
November 29, 2004

                                 EDMONDS 4, INC.
                          (a development stage company)
                                  BALANCE SHEET
                             As of October 31, 2004


                                     ASSETS

     CURRENT ASSETS                                                October 31, 2004

             Cash                                                       $    (0)
                                                                        --------




                           TOTAL ASSETS                                 $    (0)
                                                                        ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

     CURRENT LIABILITIES

         Accrued expenses                                               $   500
                                                                        --------

                           TOTAL LIABILITIES                                500

     STOCKHOLDER'S EQUITY

       Common Stock - par value $0.0001;
         100,000,000 shares authorized;
         1,000,000 issued and outstanding                                   100

       Additional paid in capital                                             0

       Accumulated Deficit                                                 (600)
                                                                        --------

       Total stockholder's equity                                          (500)
                                                                        --------


           TOTAL LIABILITIES AND EQUITY                                 $    (0)
                                                                        ========

   The accompanying notes are an integral part of these financial statements.

                                 EDMONDS 4, INC.
                          (a development stage company)
                             STATEMENT OF OPERATIONS
              For the seventy four days ended October 31, 2004, and
            from inception (August 19, 2004) through October 31, 2004


                                                 Seventy Four Days      From Inception to
                                                 October 31, 2004       October 31, 2004

 REVENUE

     Sales                                           $        0            $        0
     Cost of sales                                            0                     0
                                                     -----------           -----------

 GROSS PROFIT                                                 0                     0

     GENERAL AND ADMINISTRATIVE EXPENSES                    600                   600
                                                     -----------           -----------

 NET LOSS                                                  (600)                 (600)

 ACCUMULATED DEFICIT, BEGINNING BALANCE                       0                     0
                                                     -----------           -----------

 ACCUMULATED DEFICIT, ENDING BALANCE                 $     (600)           $     (600)
                                                     ===========           ===========


NET EARNINGS PER SHARE

     Basic Earnings Per Share
     Net loss per share                          (Less than .01)

     Basic Weighted Average
     Number of Common Shares Outstanding              1,000,000


   The accompanying notes are an integral part of these financial statements.

                                 EDMONDS 4, INC.
                          (a development stage company)
            STATEMENT OF STOCKHOLDER'S EQUITY From inception (August
                       19, 2004) through October 31, 2004


                              SHARES          COMMON STOCK     ACCUMULATED DEFICIT       TOTAL
                           -------------      -------------     -----------------     ------------
Stock issued on acceptance
   Of incorporation expenses
   August 19, 2004            1,000,000        $       100        $           0       $       100

Net loss                                                                   (600)             (600)
                            ------------       ------------      ---------------      ------------

Total at October 31, 2004     1,000,000        $       100        $        (600)      $      (500)
                            ============       ============      ===============      ============






   The accompanying notes are an integral part of these financial statements.

                                 EDMONDS 4, INC.
                          (a development stage company)
                STATEMENT OF CASH FLOWS For the seventy four days
                           ended October 31, 2004, and
            from inception (August 19, 2004) through October 31, 2004


                                                                                   From
CASH FLOWS FROM OPERATING ACTIVITIES                      October 31, 2004      Inception
        Net income (loss)                                      $  (600)          $  (600)
        Compensation in the form of stock                          100               100
        Increases (Decrease) in accrued expenses                   500               500
                                                               -------           -------

NET CASH PROVIDED OR (USED) IN OPERATIONS                            0                 0

CASH FLOWS FROM INVESTING ACTIVITIES

        None                                                         0                 0

CASH FLOWS FROM FINANCING ACTIVITIES

        None                                                         0                 0

CASH RECONCILIATION

        Net increase (decrease) in cash                              0                 0
        Beginning cash balance                                       0                 0
                                                               -------           -------

CASH BALANCE AT END OF PERIOD                                  $     0           $     0
                                                               =======           =======





   The accompanying notes are an integral part of these financial statements.

                                 EDMONDS 4, INC.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS

1. Summary of significant accounting policies:
     ------------------------------------------

Industry:

Edmonds 4, Inc. (the Company), (a development stage company), a Company incorporated in the state of Delaware as of August 19, 2004, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company has adopted its fiscal year end to be October 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources:

In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company's growth once a business is located.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company's financial statements are prepared in
-------------------
accordance with generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2. Related Party Transactions and Going Concern:
   --------------------------------------------

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company's shareholders fund The Company's activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3. Accounts Receivable and Customer Deposits:
   -----------------------------------------

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:
   ----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:
   ----------------------------

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:
   ----------------

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:
   --------------------------

The Company has no agreements at this time.

8. Stockholder's Equity:
   --------------------

COMMON STOCK:

Common Stock includes 100,000,000 shares authorized at a par value of $0.0001, Of which 1,000,000 have been issued for the amount of $100 on August 19, 2004 In acceptance of the incorporation expenses for the Company. The shares were accounted for as compensation to the officer incorporating.

9. Required Cash Flow Disclosure for Interest and Taxes Paid:
     ---------------------------------------------------------

The company has paid no amounts for federal income taxes and interest. The Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company.

10. Earnings Per Share:
    ------------------

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11. Tax Provision Disclosure:
    ------------------------

The Company has had a loss from inception in the amount of $600 which can be used to offset future income for a twenty year period. This loss benefit will expire after the twenty year period if not used. The benefit of the loss carryforward has been offset by an allowance and is not recorded in the financial statements.

                              ELITE COSMETICS, INC.
                           470,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANIAL DISCLOSURE

On June 8, 2005, Gately & Associates, LLC ("Gately & Associates") was dismissed as independent auditor for the Company. On June 8, 2005, the Company engaged Webb & Company, P.A. ("Webb") as its principal independent accountant. This decision to engage Webb was ratified by the majority approval of the Board of Directors of the Company.



ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission           $                  1.65
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $             10,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             20,001.65


All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware on August 19, 2004 and 100,000 shares of our common stock were issued to Richard Nuessler in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Richard Nuessler as founder's shares. On March 25, 2005, these shares we transferred to Glen Landry for $36,000.00 pursuant to the exemption from registration under Section 4(1) of the Act.

On March 25, 2005, 28,400,000 shares were issued to Glen Landry in exchange for services in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Nuessler and Landry had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.


In May 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 370,000 shares of our common stock to 35 shareholders at a price per share of $.03 for an aggregate offering price of $11,100.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Kerry Albert Sr.                             10,000
Keith A. Bell                                20,000
Fess Becnel                                  10,000
Yvonne L. Becnel                             10,000
Gloria Brannon                               10,000
John Brown                                   10,000
Henry Carter                                 10,000
Phyllis L. Duhe                              10,000
Steven P. Duhe                               10,000
Trent M. Duhe                                10,000
Charlie Gabriel                              20,000
David Gardner                                10,000
Kenneth J. Gibson                            10,000
Karl A Grows, Sr.                            10,000
La Ray Hidalgo                               10,000
Christopher Johnson, Sr.                     10,000
Christopher Johnson, Jr.                     10,000
Adam Joseph                                  10,000
David Kozminski, Jr.                         10,000
David Kozminski, Sr.                         10,000
Dawn Landry                                  10,000
Clailee A. Landry                            10,000
Gloria Mayho                                 10,000
Kevin Mayho                                  10,000
Jerry McKinley                               10,000
Lisa M. Melancon                             10,000
Amber Nash                                   10,000
John T. Shaffer                              10,000
Dewayne N. Reeves                            10,000
Dustin Tomlinson                             10,000
Glenda Tomlinson                             10,000
Hoyt Dewain Tomlinson                        10,000
Jerry Washington                             10,000
Keith Wells                                  10,000
Everett C. Wise                              10,000


The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors, other than Dawn Landry and Clailee Landry are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, the offering was sold to less than 35 non-accredited investors. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------

3.1                      Articles of Incorporation (1)
3.2                      By-Laws (2)
5.1                      Opinion of Anslow & Jaclin, LLP
21                       Subsidiaries - None (2)
23.1                     Consent of Gately & Associates, LLC.
23.2                     Consent of Counsel, as in Exhibit 5.1

(1) Filed as an exhibit to the Registrant's 10SB dated as of December 1, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's SB2 dated as of July 18, 2005 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Roslyn Heights, State of New York on August 30, 2005.




                     By:  /s/ Glen Landry
                          ---------------
                          GLEN LANDRY
                          President, Chief Executive Officer,
                          Chief Financial Officer,
                          Chief Accounting Officer, and
                          Chairman of the Board of Directors

                                POWER OF ATTORNEY


ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Glen Landry, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Glen Landry            President, Chief Executive Officer,
------------------------       Chief Financial Officer,
        GLEN LANDRY            Chief Accounting Officer, and
                               Chairman of the Board of Directors


Dated: August 30, 2005